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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT


Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 26, 1996
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                         Optical Security Group, Inc.
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        Colorado                   0-17531                     84-1094032
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(State of other jurisdiction  (Commission File Number)     (IRS Employer
of Incorporation)                                           Identification No.)



              535 16th Street, Suite 920, Denver, Colorado 80202
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                   (Address of principal executive offices)


Registrant's telephone number, including area code           (303) 534-4500
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         (Former name or former address, if changed since last report)
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                           Form 8-K  Current Report

Item 5.  Other Events

Private Placements of Series B Stock.
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Optical Security Group, Inc. (the "Corporation") raised $5,068,000 through the sale in private placements of 5,068 shares of the Corporation's Series B 8% Cumulative Convertible Exchangeable Preferred Voting Stock (the "Shares"). The final closing on the Shares was held April 26, 1996.

The Corporation intends to use the proceeds from the placements for working capital, repayment of certain debts, expansion of its Maryland facility, improvements at its United Kingdom production facilities and laboratories, and for funding possible future acquisitions. However, no specific acquisitions have been identified.

Exchange of Series A Shares for Series B Shares.
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Effective March 26, 1996, Hunt Capital Group, Inc. and Richard H. Bard, the only holders of the Corporation's Series A Convertible Preferred Stock ("Series A Shares") exchanged all of their Series A Shares for 1,440 and 960 shares, respectively, of the Corporation's Series B 8% Cumulative Convertible Exchangeable Preferred Voting Stock.



                                 Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                 OPTICAL SECURITY GROUP, INC.
                                 (Registrant)



Date:____________________        By:_________________________________
                                    Richard H. Bard
                                    Chief Executive Officer
                                    and President



Date:____________________        By:_________________________________
                                    Gerald A. Melfi
                                    Chief Accounting Officer

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Exhibits

3.8 Articles of Amendment to the Amended and Restated Articles of Incorporation of Optical Security Group, Inc. as filed with the Colorado Secretary of State on January 18, 1996.

3.9 Articles of Amendment to the Amended and Restated Articles of Incorporation of Optical Security Group, Inc. as filed with the Colorado Secretary of State on March 29, 1996.

20.1 Press Release Regarding Completion of Private Placement of Preferred
     Shares.